UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 25, 2011
Fifth Street Finance Corp.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-33901 (Commission File Number)	26-1219283 (I.R.S. Employer Identification No.)
10 Bank Street, 12th Floor
White Plains, NY 10606
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (914) 286-6800
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.07 Submission of Matters to a Vote of Security Holders
SIGNATURES
Item 5.07 Submission of Matters to a Vote of Security Holders.
     On March 25, 2011, Fifth Street Finance Corp. (the “Company”) held its 2011 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved three proposals. The proposals are described in detail in the Company’s proxy statement dated January 28, 2011. As of January 24, 2011, the record date, 55,059,057 shares of common stock were eligible to vote.
Proposal 1. The Company’s stockholders elected two directors of the Company, each of whom will serve until the 2014 annual meeting of stockholders, or until their successors are duly elected and qualified. The tabulation of votes was:

Name	Votes For	Votes Against	Broker Non-Votes	Abstain
Brian S. Dunn	30,000,855	2,080,848	16,696,576	204,719

Byron J. Haney	30,714,569	1,366,993	16,696,576	204,860
Proposal 2. The Company’s stockholders ratified the selection of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2011, as set forth below:

Votes For	Votes Against	Abstain
48,631,532	129,130	222,336
Proposal 3. The Company’s stockholders approved Company authorization to issue warrants, options or rights to subscribe to, convert to, or purchase our common stock in one or more offerings:

Votes For	Votes Against	Abstain
20,103,321	11,938,496	244,605

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2011	FIFTH STREET FINANCE CORP.
	By:	/s/ Bernard D. Berman
		Name:	Bernard D. Berman
		Title:	President